As Filed with the Securities and Exchange Commission on April 25,1994

                                       Registration No. 33-

                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                              FORM S-8
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        THE GILLETTE COMPANY
       (Exact name of registrant as specified in its charter)

Delaware                                    04-1366970
(State or other jurisdiction                (I.R.S. Employer
incorporation or organization)              Identification Number)

                      Prudential Tower Building
                          Boston, MA  02199
                           (617) 421-7000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

             The Gillette Company 1971 Stock Option Plan
                        (Full Title of Plan)

                              Secretary
                        The Gillette Company
                      Prudential Tower Building
                    Boston, Massachusetts  02199
                           (617) 421-7000

(Name, address, including zip code, and telephone number including area code, of agent for service)

                             Copies to:
                      Joseph E. Mullaney, Esq.
                        The Gillette Company
                      Prudential Tower Building
                    Boston, Massachusetts  02199
                           (617) 421-7868

                   CALCULATION OF REGISTRATION FEE

                                     Proposed   Proposed
                                     Maximum    Maximum
Title of each class of   Amount to   offering   aggregate   Amount
securities to be         be          price per  offering    of reg.
registered               registered  share(1)   price(1)    fee

Common Stock, $1.00 par  8,000,000   $62.93     $503,500,000 $100,700.00
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933.

                       Exhibit Index on page 13
                          Page 1 of 17 pages

                               PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.


         The Gillette Company (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

(b)      The Company's Current Report on Form 8-K dated August 5, 1993.

(c) The Company's Current Report on Form 8-K dated May 7, 1993, as amended by the Company's Current Report on Form 8-K/A dated June 14, 1993.

(d)      The Company's Current Report on Form 8-K dated
         December 30, 1985, as amended by the Company's
         Form 8 dated January 18, 1990.

(e)      The Company's Current Report on Form 8-K dated January 10,
         1994.

    All documents subsequently filed by the Registrant pursuant to
Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents.


Item 4.         Description of Securities.


                     DESCRIPTION OF CAPITAL STOCK


    The authorized capital stock of the Company consists of 580,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, without par value.

Common Stock

    Subject to the preferences of any outstanding preferred stock, the holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors and paid by the Company. The holders of Common Stock are entitled to one vote per share and to share ratably, after provision for payment of creditors and for any payments to which the holders of any outstanding preferred stock may be entitled, in the assets of the Company in the event of any liquidation, dissolution or winding-up of the Company. There is no cumulative voting. Other than the Rights referred to below, holders of Common Stock have no preemptive or other subscription rights, and there are no conversion, redemption or sinking fund provisions applicable thereto. The Board of Directors is authorized to issue from time to time all of the authorized and unissued shares of Common Stock.

    At April 20, 1994, 221,039,159 shares of Common Stock were outstanding and held of record by approximately 29,127 holders.

Preferred Stock

    The Board of Directors is authorized to fix the terms of one or more series of the class of preferred stock and to issue from time to time any or all of the authorized and unissued shares of preferred stock. Issues of preferred stock may limit or qualify the rights of holders of the Common Stock.

    On January 17, 1990, pursuant to the Company's Employee Stock Ownership Plan (the "ESOP"), the Company sold to the ESOP 165,872 shares of a new issue of Series C Cumulative Convertible Preferred Stock (the "Series C Stock") for $100 million, or $602.875 per share. The shares of Series C Stock pay an annual dividend of 8% and will be allocated to eligible employees over a ten-year period, which began in September 1990. Each share of Series C Stock is entitled to vote as if it were converted to Common Stock and is convertible into 20 shares of Common Stock at a conversion price of $30.14375 per share. Each share of Series C Stock is currently entitled to five of the Rights referred to below. No dividends may be paid on the Series A Stock referred to below and the Common Stock unless full cumulative dividends on the Series C Stock have been paid, and in the event of the liquidation, dissolution or winding up of the Company, no distribution may be made on the Series A Stock or the Common Stock before a liquidating distribution equal to $602.875 plus accumulated and unpaid dividends is made on each outstanding share of Series C Stock.

    At April 20, 1994, 164,118.1509 shares of Series C Stock were outstanding and held of record by the ESOP trustee. At current conversion rates, these shares of Series C Stock are convertible into 3,282,363 shares of Common Stock.

Certain Provisions of the Certificate of Incorporation, Bylaws and Delaware Law

    Under Article 9 of the Certificate of Incorporation of the Company and the related provisions of Article XIII of the bylaws of the Company, the Board of Directors of the Company is classified into three classes as nearly equal in number as possible, with one class being elected each year for a three-year term. A director may only be removed for cause and only by the majority vote of the outstanding shares entitled to vote. The affirmative vote of at least 75% of the votes of the shares entitled to vote is required to amend or repeal
Article 9 of the Certificate of Incorporation or Article XIII of the bylaws or to adopt any provision inconsistent therewith.

    The bylaws provide that special meetings of stockholders may be called only by the Chief Executive Officer or the Board of Directors of the Company. The bylaws also provide that in general stockholder proposals intended to be presented at a meeting of stockholders, including proposals for the nomination of directors, must be received by the Company 60 days in advance of the meeting.

    The Company's bylaws contain provisions requiring the Company to indemnify any director, officer, employee or agent to the full extent permitted under Delaware law. The Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages arising out of the director's breach of that person's fiduciary duty as a director, except to the extent that Delaware law does not permit exemption from such liability.

    The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Company, except as provided in the Certificate of Incorporation and subject to the power of the stockholders to adopt, amend or repeal the bylaws.

    The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, this statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless the business combination is approved in a prescribed manner. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the prior three years did own) 15% or more of the corporation's voting stock.

Rights Agreement

    The Company has outstanding preferred stock purchase rights (the "Rights"). Upon the occurrence of certain events, each Right may be exercised to purchase one two-hundredth of a share of Series A junior participating preferred stock (the "Series A Stock") for $160. The Rights were issued pursuant to a Rights Agreement dated as of November 26, 1986, and amended and restated as of January 17, 1990, between the Company and The First National Bank of Boston (the "Rights Agreement").

    The Rights only become exercisable, or separately transferable, ten days after a person acquires 20% or more, or ten business days after a tender offer commences which could result in ownership by a person of more than 30%, of the outstanding shares of Common Stock. If any person acquires 30% or more of the outstanding shares of Common Stock (except in an offer for all Common Stock which has been approved by the Board of Directors), or in the event of certain mergers or other transactions involving a 20% or more stockholder, each Right not owned by that person or related parties will enable its holder to purchase, at the Right's exercise price, Common Stock (or a combination of Common Stock and other assets) valued at $320. In the event of certain merger or asset sale transactions with another party, similar terms would apply to the purchase of that party's common stock.

    The Rights, which have no voting power, expire on December 9, 1996. Upon approval by the Board of Directors, the Rights may be redeemed for $.01 each under certain conditions which may change after any person becomes a 20% stockholder. At April 20, 1994, the Company had Rights outstanding as follows: one quarter of a Right for each outstanding share of Common Stock and a total of 820,591 Rights for the outstanding shares of Series C Stock.

    The Board of Directors has reserved 400,000 shares of Series A Stock for issuance upon exercise of the Rights, which will have the following terms. Each share of Series A Stock will be entitled, subject to the rights of holders of any other series of preference stock having superior rights, to receive cumulative quarterly cash dividends payable on the fifteenth day of January, April, July and October in each year equal to the greater of (a) $20.00, or (b) subject to certain anti-dilution adjustments, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, declared on the Common Stock since the immediately preceding quarterly dividend payment date on the Series A Stock. Accrued but unpaid dividends shall not bear interest.

    Holders of shares of Series A Stock shall, subject to certain anti-dilution adjustments, be entitled to 100 votes on all matters submitted to a vote of the Company's stockholders, voting together with the Common Stock as a single class, except as otherwise required by law. In the event that, at the time of any annual meeting of stockholders for the election of directors, the amount of dividends in arrears upon the Series A Stock shall be equal to six full quarterly dividends, the holders of shares of Series A Stock, voting separately as a class, shall have the right to elect two members of the Board of Directors, which right shall continue until all accrued dividends shall have been paid. In addition, during such time as dividends on the Series A Stock are in arrears as set forth above, the terms of the Series A Stock limit the Company's ability to pay dividends and to redeem or repurchase or otherwise acquire shares of its stock.

    Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, holders of Series A Stock shall be entitled to receive, before any distribution is made with respect to shares of stock ranking junior to the Series A Stock, an amount equal to the greater of (a) $200.00 per share, or (b) subject to certain anti-dilution adjustments, 100 times the aggregate per share amount to be distributed to holders of the Common Stock.

    In the event of any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, then in any such case the shares of Series A Stock shall be similarly exchanged or changed in an amount per share, subject to certain anti-dilution adjustments, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

    The shares of Series A Stock will rank pari passu with (or, if determined by the Board of Directors, junior and subordinate to) all other series of preference stock of the Company with respect to dividends and/or liquidation preference.

    The Series A Stock may be issued in fractional shares, and is not subject to mandatory redemption.

    A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company's Form 8 dated January 18, 1990. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

    In the opinion of counsel for the Company, the shares of Common Stock previously issued and held in the treasury of the Company and any authorized but unissued shares of Common Stock, when sold pursuant to the plan, will be legally issued, fully paid, and nonassessable.

Item 5.  Interests of Named Experts and Counsel.

    The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Joseph E. Mullaney, Vice Chairman of the Board of Directors. On March 31, 1994, Mr. Mullaney owned directly or indirectly or had exercisable options to purchase a total of 125,761 shares of Gillette Common Stock, including vested shares held for his account under The Gillette Company Employees' Savings Plan and Employee Stock Ownership Plan.

Item 6.  Indemnification of Directors and Officers.

    Delaware law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that that person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefits plans) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with that action, suit or proceeding, to the extent that that person (i) acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation (including with respect to any employee benefit plan actions in good faith and in a manner reasonably believed to be in the interests of the beneficiaries of that employee benefit plan), and (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful.

    Delaware law also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above (that is, a derivative action or suit) against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection with the defense or settlement of such an action or suit if that person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which that person has been adjudged to be liable to the corporation unless and to the extent that the Court of Chancery or the court in which the action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

    Delaware law further provides that (i) to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action suit or proceeding referred to above or in the defense of any claim, issue or matter in any such action, suit or proceeding, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection with that claim, issue or matter, (ii) indemnification provided for by Delaware law shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and (iii) a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of a corporation against any liability asserted against that person or incurred by that person in any such capacity or arising out of that person's status as such whether or not the corporation would have the power to indemnify against such liabilities under Delaware law.

    Delaware law also provides that determinations with respect to indemnification shall be made (i) by the board of directors of a corporation by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (ii) by independent legal counsel in a written opinion in cases where a quorum is not obtainable, or, even if obtainable when a quorum of disinterested directors so directs, or (iii) by the stockholders of the corporation.

    The Company's bylaws allow advances of litigation expenses without further action by the board of directors.

    The Company's bylaws contain provisions requiring the Company to indemnify any director, officer, employee or agent to the full extent permitted under Delaware law and authorizing the Company to obtain insurance on behalf of any such director, officer, employee or agent against liabilities, whether or not the Company would have the power to indemnify under Delaware law and the Company's bylaws.

    The Company's bylaws also specify that any right to indemnification or advancement of expenses under them continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of that person's heirs, executors and administrators.

    The Company has obtained Directors' and Officers' Liability Insurance and Company Reimbursement Liability Insurance which include insurance against certain civil liabilities, including certain liabilities under the federal securities laws. The Company also has Pension and Welfare Fund Fiduciary Responsibility Insurance policies which insure directors, officers and employees of the Company against liabilities while acting within the scope of their fiduciary duties on behalf of the Company's Retirement Plan, Employees' Savings Plan and other insured employee benefit plans.

    Article 10.A of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages arising out of the director's breach of that person's fiduciary duty as a director, except to the extent that Delaware law does not permit exemption from such liability. Article 10.A does not eliminate the fiduciary duty of directors or affect their liability to anyone other than the Company or its stockholders; instead, Article 10.A is designed only to limit or eliminate the personal liability of directors for monetary damages to the Company or the stockholders to the maximum extent permitted by Delaware law as it now exists or may be amended in the future.

    Current Delaware law contains express limitations on the ability to limit or eliminate liability to a corporation or its stockholders. Under these limitations, which Article 10.A incorporates by reference, a director remains potentially liable for monetary damages to the corporation or the stockholders for
(i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an improper payment of a dividend or an improper repurchase of the corporation's stock, as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which a director derives an improper personal benefit.

Item 7.         Exemption From Registration Claimed.

    Not applicable.

Item 8.         Exhibits.

Exhibit

5. Opinion of Joseph E. Mullaney, as counsel for the Company, as to the legality of the securities being registered
          (filed herewith).

23.1      Consent of KPMG Peat Marwick (filed herewith).

23.2      Consent of Coopers & Lybrand (filed herewith).

24.1 Power of Attorney (included on page 11 of this registration statement under the caption "Power of Attorney").

Item 9.   Undertakings.

             The undersigned registrant hereby undertakes:

             (1) To file during any period in which offers or sales are being made of the securities registered hereby a post-effective amendment to this registration statement:

             (i)   To include any prospectus required by Section
                   10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to
                   the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
                provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 20th day of April, 1994.


                               THE GILLETTE COMPANY
                          By:  Joseph E. Mullaney
                               Vice Chairman of the Board


                         POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Thomas F. Skelly and Joseph E. Mullaney, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

SIGNATURE                    CAPACITY IN WHICH SIGNED       DATE


ALFRED M. ZEIEN              Principal Executive Officer:   March 17, 1994
Alfred M. Zeien              Chairman of the Chief
                             Executive Officer



THOMAS F. SKELLY
Thomas F. Skelly             Principal Financial Officer:   March 17, 1994
                             Senior Vice President and
                             Chief Financial Officer





ANTHONY S. LUCAS
Anthony S. Lucas             Principal Accounting Officer:  March 17, 1994
                             Vice President and Controller

SIGNATURE                    CAPACITY IN WHICH SIGNED       DATE


JOSEPH E. MULLANEY
Joseph E. Mullaney           Director                       March 17, 1994




WARREN E. BUFFETT
Warren E. Buffett            Director                       March 17, 1994



LAWRENCE E. FOURAKER
Lawrence E. Fouraker         Director                       March 17, 1994



WILBUR H. GANTZ
Wilbur H. Gantz              Director                       March 17, 1994



MICHAEL B. GIFFORD
Michael B. Gifford           Director                       March 17, 1994



CAROL R. GOLDBERG
Carol R. Goldberg            Director                       March 17, 1994


HERBERT H. JACOBI
Herbert H. Jacobi            Director                       March 17, 1994


RICHARD R. PIVIROTTO
Richard R. Pivirotto         Director                       March 17, 1994


JUAN M. STETA
Juan M. Steta                Director                       March 17, 1994


ALEXANDER B. TROWBRIDGE
Alexander B. Trowbridge      Director                       March 17, 1994


JOSEPH F. TURLEY
Joseph F. Turley             Director                       March 17, 1994





                                    -12

                               EXHIBIT INDEX


NUMBER       TITLE OF EXHIBIT



 5. Opinion of Joseph E. Mullaney, as counsel for the Company, as to the legality of the securities being registered (filed herewith).

23.1         Consent of KPMG Peat Marwick (filed herewith).

23.2         Consent of Coopers & Lybrand (filed herewith).

24.1 Powers of Attorney (included on page 11 of this registration statement under the caption "Power of Attorney").

Exhibit 5







April 20, 1994



The Gillette Company
Prudential Tower Building
Boston, MA 02199

     Re:  The Gillette Company 1971 Stock Option Plan

Gentlemen:

In connection with the registration under the Securities Act of 1933 of 8,000,000 additional shares of Common Stock of The Gillette Company ("the Company") which may be sold to employees and directors under the 1971 Stock Option Plan as proposed to be amended by the shareholders on April 21, 1994 ("the Plan"), the Company has requested my opinion as to the validity of the shares of Common Stock which may be sold.

I am the Vice Chairman of the Company. In rendering this opinion, I am relying in part upon prior opinions of counsel for the Company and in part upon my own knowledge of the affairs of the Company since those opinions were rendered. I am assuming approval by the shareholders on April 21, 1994 of the proposed amendments to the 1971 Stock Option Plan. I am familiar with the Plan, with resolutions of the Board of Directors and of the Personnel Committee of the Board of Directors relating to the Plan, and with the forms of option certificates and other documents in use under the Plan and I have examined such other documents as I have deemed necessary for purposes of this opinion.

Based upon the foregoing, I am of the opinion that:

     1. The Company is a duly organized and validly existing corporation under the laws of the state of Delaware, where the Company is incorporated.

     2. 580,000,000 shares of Common Stock of the Company, par value $1 per share, are presently authorized.

     3. 278,734,659 shares of the Common Stock of the Company, par value $1 per share, issued on the date hereof (including
57,695,503 shares in the treasury of the Company) are legally issued, fully paid, and nonassessable.

The Gillette Company 1971 Stock Option Plan
April 20, 1994
Page 2





     4. Shares of the Common Stock of the Company, par value $1 per share, previously issued and held in the treasury of the Company, when sold in accordance with the provisions of the Plan and the applicable resolutions of the Board of Directors and the Personnel Committee of the Board of Directors, and the applicable forms adopted for use under the Plan, will be legally issued, fully paid and nonassessable.

     5. Authorized shares of Common Stock, par value $1 per share, when sold in accordance with the provisions of the Plan and the applicable resolutions of the Board of Directors and the Personnel Committee of the Board of Directors, and the applicable forms adopted for use under the Plan, will be legally issued, fully paid and nonassessable.

I understand that this opinion is to be used in connection with the Registration Statement on Form S-8 under the Securities Act of 1933 relating to the sale of shares of the Common Stock of the Company under the Plan. I consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, and to the use of my name in the Registration Statement and any amendment thereto and in the related Prospectus.

Very truly yours,



JOSEPH E. MULLANEY
Joseph E. Mullaney

Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


To the stockholders and Board of Directors of The Gillette Company


We consent to the incorporation by reference herein of our reports dated January 27, 1994 relating to the consolidated balance sheets of The Gillette Company and subsidiary companies as of December 31, 1993 and 1992, and the related consolidated statements of income and earnings reinvested in the business and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993, which reports appear or are incorporated by reference in the December 31, 1993 annual report on Form 10-K of The Gillette Company.

KPMG PEAT MARWICK

Boston, Massachusetts
April 22, 1994






























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

Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS


To the stockholders and Board of Directors of The Gillette Company


We consent to the incorporation by reference in the registration
statement of The Gillette Company on Form S-8 (File No. 33-      ),
relating to the registration of 8,000,000 shares of common stock at $1.00 par value, of our report dated 12 May 1993 on our audit of the consolidated financial statements of Parker Pen Holdings Limited, as of 28 February 1993, and for the year ended 28 February 1993, which report is included in the Form 8-K/A dated 14 June 1993.



Coopers & Lybrand
COOPERS & LYBRAND


Maidstone, England
April 21, 1994



























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